EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2021 Second Quarter Results

STAMFORD, Conn., May 05, 2021 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2021 second quarter and six months ended March 31, 2021.

Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020
For the fiscal 2021 second quarter, Star reported an 11.2 percent increase in total revenue to $604.1 million compared with $543.1 million in the prior-year period, reflecting greater volumes sold.

The volume of home heating oil and propane sold during the fiscal 2021 second quarter increased by 21.4 million gallons, or 15.7 percent, to 157.6 million gallons as colder temperatures, acquisitions and other factors more than offset the impact of net customer attrition. Temperatures in Star's geographic areas of operation for the fiscal 2021 second quarter were 16.2 percent colder than during the fiscal 2020 second quarter but 8.6 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income rose by $26.8 million in the quarter, to $85.2 million, due to a favorable change in the fair value of derivative instruments of $19.9 million, a $12.9 million increase in Adjusted EBITDA, and lower depreciation and amortization expense of $0.8 million, partially offset by an increase in income tax expense of $7.5 million.

Second quarter Adjusted EBITDA improved by $12.9 million, to $119.7 million, as the impact of higher home heating oil and propane volumes more than offset a $13.6 million decline in the Company’s benefit recorded from the weather hedge and an increase in total operating expenses of $2.7 million. For the three months ended of March 31, 2021, Star recorded a $0.5 million charge under its weather hedging contract, increasing delivery and branch expense; this slightly offset the $4.0 million benefit booked in the quarter ended December 31, 2020. By comparison, in the prior-year period – the three months ended March 31, 2020 – the Company (due to warmer weather) recorded a weather hedge benefit of $13.1 million.

“Although temperatures in the second quarter were 8.6% warmer than normal, they were 16.2% colder than the same period last year, driving overall improved performance while the pandemic ran its course,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “The volume of home heating oil and propane rose, as did net income and Adjusted EBITDA, and we continued to focus on customer service and operating fundamentals. In addition, during the quarter, Star purchased two small oil dealers and, in April, purchased another, adding approximately six million gallons, in aggregate, of annual volume. With these acquisitions we have now closed five transactions since the beginning of the fiscal year, equating to some 13 million gallons of product annually.”

Six Months Ended March 31, 2021 Compared to the Six Months Ended March 31, 2020
For the first half of fiscal 2021, Star reported a 7.1 percent decrease in total revenue to $1.0 billion compared with $1.1 billion in the prior-year period, reflecting the impact of lower selling prices, even as volumes rose, largely attributable to a decrease in product cost.

The volume of home heating oil and propane sold during the first six months of fiscal 2021 increased by 3.8 million gallons, or 1.5 percent, to 247.1 million gallons, as cooler temperatures, acquisitions and other factors more than offset the impact of net customer attrition. Temperatures in Star's geographic areas of operation for the first half of fiscal 2021 were 2.9 percent colder than during the prior year comparable period but 11.4 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income rose by $36.9 million, or 42.8 percent, to $123.0 million due to a favorable change in the fair value of derivative instruments of $30.9 million, a $13.1 million increase in Adjusted EBITDA, and lower depreciation and amortization expense of $1.9 million, partially offset by an increase in income tax expense of $10.5 million.

Adjusted EBITDA increased by $13.1 million, or 8.6 percent, to $165.1 million. The impact of slightly higher home heating oil and propane volumes, an increase in home heating oil and propane margins, and lower total operating expenses of $6.6 million more than offset a $6.7 million decline in the Company’s benefit recorded from the weather hedge, reflecting colder weather in fiscal 2021.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 12:00 p.m. Eastern Time tomorrow, May 6, 2021. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; potential cyber-attacks; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2020. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2021	2020
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,883	$56,911
Receivables, net of allowance of $5,797 and $6,121, respectively	187,457	83,594
Inventories	59,139	50,256
Fair asset value of derivative instruments	11,416	–
Prepaid expenses and other current assets	40,821	29,554
Assets held for sale	–	6,030
Total current assets	307,716	226,345
Property and equipment, net	97,929	93,495
Operating lease right-of-use assets	96,310	99,776
Goodwill	253,199	240,327
Intangibles, net	102,479	90,293
Restricted cash	250	250
Captive insurance collateral	69,653	69,787
Deferred charges and other assets, net	18,726	18,343
Total assets	$946,262	$838,616
LIABILITIES AND PARTNERS CAPITAL
Current liabilities
Accounts payable	$35,341	$30,827
Liabilities held for sale	–	1,265
Revolving credit facility borrowings	35,000	–
Fair liability value of derivative instruments	–	11,437
Current maturities of long-term debt	13,000	13,000
Current portion of operating lease liabilities	18,588	19,139
Accrued expenses and other current liabilities	159,880	127,286
Unearned service contract revenue	63,929	58,430
Customer credit balances	40,257	83,471
Total current liabilities	365,995	344,855
Long-term debt	103,408	109,805
Long-term operating lease liabilities	83,444	85,908
Deferred tax liabilities, net	30,074	17,227
Other long-term liabilities	26,065	25,001
Partners capital
Common unitholders	353,793	273,283
General partner	(1,991)	(2,506)
Accumulated other comprehensive loss, net of taxes	(14,526)	(14,957)
Total partners capital	337,276	255,820
Total liabilities and partners capital	$946,262	$838,616

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2021	2020	2021	2020
Sales:
Product	$539,371	$481,275	$839,703	$913,963
Installations and services	64,744	61,788	137,732	138,045
Total sales	604,115	543,063	977,435	1,052,008
Cost and expenses:
Cost of product	313,552	285,350	485,699	573,023
Cost of installations and services	64,361	61,273	133,664	134,942
(Increase) decrease in the fair value of derivative instruments	(8,224)	11,670	(25,619)	5,253
Delivery and branch expenses	100,942	85,463	181,629	182,189
Depreciation and amortization expenses	8,268	9,089	16,225	18,139
General and administrative expenses	6,320	5,422	12,561	11,928
Finance charge income	(799)	(1,321)	(1,205)	(2,034)
Operating income	119,695	86,117	174,481	128,568
Interest expense, net	(2,136)	(2,756)	(3,987)	(5,435)
Amortization of debt issuance costs	(243)	(253)	(490)	(488)
Income before income taxes	117,316	83,108	170,004	122,645
Income tax expense	32,152	24,700	46,980	36,482
Net income	$85,164	$58,408	$123,024	$86,163
General Partners interest in net income	681	409	977	601
Limited Partners interest in net income	$84,483	$57,999	$122,047	$85,562

Per unit data (Basic and Diluted):
Net income available to limited partners	$2.09	$1.25	$2.95	$1.83
Dilutive impact of theoretical distribution of earnings	0.38	0.22	0.52	0.31
Basic and diluted income per Limited Partner Unit:	$1.71	$1.03	$2.43	$1.52

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	40,382	46,244	41,324	46,760

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income	$85,164	$58,408
Plus:
Income tax expense	32,152	24,700
Amortization of debt issuance costs	243	253
Interest expense, net	2,136	2,756
Depreciation and amortization	8,268	9,089
EBITDA	127,963	95,206
(Increase) / decrease in the fair value of derivative instruments	(8,224)	11,670
Adjusted EBITDA	119,739	106,876
Add / (subtract)
Income tax expense	(32,152)	(24,700)
Interest expense, net	(2,136)	(2,756)
Provision for losses on accounts receivable	732	2,193
(Increase) decrease in accounts receivables	(40,998)	16,183
(Increase) decrease in inventories	(2,475)	27,435
Decrease in customer credit balances	(34,434)	(16,564)
Change in deferred taxes	9,022	(1,114)
Change in other operating assets and liabilities	15,176	(5,087)
Net cash provided by operating activities	$32,474	$102,466
Net cash used in investing activities	$(4,059)	$(5,534)
Net cash used in financing activities	$(38,379)	$(101,173)

Home heating oil and propane gallons sold	157,600	136,200
Other petroleum products	35,700	36,600
Total all products	193,300	172,800

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2021	2020
Net income	$123,024	$86,163
Plus:
Income tax expense	46,980	36,482
Amortization of debt issuance costs	490	488
Interest expense, net	3,987	5,435
Depreciation and amortization	16,225	18,139
EBITDA	190,706	146,707
(Increase) / decrease in the fair value of derivative instruments	(25,619)	5,253
Adjusted EBITDA	165,087	151,960
Add / (subtract)
Income tax expense	(46,980)	(36,482)
Interest expense, net	(3,987)	(5,435)
Provision for losses on accounts receivable	256	3,203
Increase in accounts receivables	(103,987)	(69,562)
(Increase) decrease in inventories	(9,652)	12,008
Decrease in customer credit balances	(43,421)	(32,462)
Change in deferred taxes	12,623	222
Change in other operating assets and liabilities	35,534	27,423
Net cash provided by operating activities	$5,473	$50,875
Net cash used in investing activities	$(39,962)	$(13,197)
Net cash used in financing activities	$(13,539)	$(32,276)

Home heating oil and propane gallons sold	247,100	243,300
Other petroleum products	73,400	78,000
Total all products	320,500	321,300

Source: Star Group, L.P.

CONTACT:
Star Group, L.P.
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com